EXHIBIT 99.1

Energy-Efficient LED Lighting Manufacturer Orion Reports
Q3'18 Revenue Rose Sequentially to $17.3M;
Identifies $1.5M in Additional Overhead Reductions

MANITOWOC, WI, - February 7, 2018 - Orion Energy Systems, Inc. (NASDAQ: OESX) (Orion Lighting), a provider of enterprise-grade LED lighting and energy project solutions, today reported results for its fiscal 2018 third quarter (Q3’18) and nine months ended December 31, 2017. Orion will hold an investor call today at 10:00 a.m. ET (9:00 a.m. CT) to review its results and outlook for the balance of fiscal 2018 - call details below.

Quarterly Comparisons

(in millions except %)	Q3'18	Q2'18	Q1'18	Q4’17	Q3’17
Revenue	$17.3	$15.4	$12.6	$15.3	$20.6
Gross Margin	29.6%	23.5%	21.6%	6.0%	29.9%
Cash & equivalents	$10.6	$8.7	$8.5	$17.3	$19.1

Q3 Highlights:

•	Q3’18 revenue rose 12.3% to $17.3M versus Q2'18.

•	Gross margin improved 610 basis points to 29.6% in Q3'18 versus Q2'18 of 23.5%.

•	Orion identified and is implementing an additional $1.5M in annual cost reductions; increasing total annualized cost reductions to approximately $6.0M.

•	Net loss of $1.4M or $0.05 per basic share.

•	EBITDA loss improved sequentially to $0.8M in Q3'18 versus $3.0M Q2'18.

•	Positive cash flow from operating activities of $1.6M in Q3'18.

•	$10.6M in cash as of December 31, 2017.

•
Sequential improvement in Q3’18 revenue driven principally by strength in national accounts where Orion continues to see increased requests for proposals and large orders, particularly with automotive and government accounts.

•	Orion now expects revenue from its two largest automotive customers to total approximately $12M in FY 2018 and $14M in FY 2019.

•	Orion’s agent driven distribution channel continues to develop slowly and accounted for 45% of revenue in Q3'18, with approximately 50 agent relationships at the quarter’s close.

•	Orion is achieving good adoption of its new line of Harris LED lighting systems designed to appeal to an expanded base of customers and markets, including new construction.

CEO Commentary
Mike Altschaefl, Orion’s CEO and Board Chair, commented, “The good news is that we are seeing strengthening demand from large and long-standing national accounts. National accounts made a significant contribution to the sequential revenue improvement in Q3’18, including some traction with our new line of lower cost Harris LED lighting systems.

“We are also seeing progress in our agent driven distribution channel; however, it is developing more slowly than anticipated. We continue to actively manage this channel and are focusing resources to support our top agents, while also seeking to enhance the productivity of the balance of our agent base through additional training and support. We are also replacing agents that have not proven successful in bringing our products to market. Going forward, we are focused on building a base of productive agents to provide us with broad access to opportunities across North America.

“We believe that the strength in our national account activity, combined with our plans and expectations for continued improvement in agent productivity, provide us with confidence in Orion’s potential to drive revenue growth in fiscal 2019 and beyond.

“On the cost side, we have identified and are implementing further expense reduction initiatives, including not renewing the lease for our Chicago office, as well as related workforce reductions.

“Our efforts to right size our cost structure over the past year are expected to yield approximately $6M in annual savings; a 20% reduction from FY 2017 levels. We believe these actions further accelerate Orion’s path to achieving profitability."

Updated Financial Outlook
Orion’s quarterly performance can and will likely vary materially from period to period, often based on macroeconomic and industry forces. Orion therefore reminds investors that its stated financial goals are targets and goals - not implied guidance, forecasts or projections.

Reflecting the Company’s progress to date with major and national accounts and Q3’18 performance, management is updating its revenue goal as follows. Orion now is targeting its Q4’18 revenue to be similar to Q3’18 and its total revenue to be approximately $62M for full year FY 2018, as compared to an earlier goal of approximately $70M.

We previously stated our goal of achieving 30% gross margins and breakeven EBITDA, before non-recurring items, by Q4’18. Our Q3’18 results demonstrated our progress toward these goals through an improvement in gross margins and a significant reduction in our sequential quarterly negative EBITDA. Due to our reduction in expected revenues in Q4’18 caused by industry softness and other factors, we now hope to reach these goals by Q2 of fiscal 2019.

Orion expects to record non-recurring charges of approximately $0.25M in Q4’18 related to the additional $1.5M in annualized cost reductions.

Q3’18 Results
Orion’s Q3'18 revenue declined 16% to $17.3M compared to Q3'17, including a $2.1M decrease in fluorescent lighting product sales, but improved 12.3% compared to Q2’18. LED lighting product revenue was $14.5M in Q3'18 or 91% of total lighting product revenue versus $15.5M or 82% of total lighting product revenue in Q3’17.

Gross margin continued to improve sequentially to 29.6% in Q3’18, compared to 23.5% in Q2'18 and 21.6% in Q1'18 due to higher revenues and improved sourcing and cost management efforts. Gross margin in Q3’18 declined slightly versus gross margin of 29.9% in Q3' 17, principally reflecting lower overhead absorption on lower revenue in the recent period.

Orion’s Q3’18 net loss was $1.4M, or $0.05 per share, versus $1.1M, or $0.04 per share, in Q3’17 principally due to the impact of lower revenues on Orion’s fixed cost structure, partially offset by a $0.7M reduction in operating expenses. Orion's net loss was $3.7M, or $0.13 per share, in Q2'18.

Orion’s Q3’18 EBITDA loss narrowed sequentially to $0.8M from $3.0M in Q2'18.

Balance Sheet & Cash Flow
Orion generated $1.6M in cash from operating activities in Q3‘18, as its net loss was more than offset by active working capital management efforts. At the end of Q3’18, Orion had $10.6M in cash and cash equivalents and $3.6M in borrowings under its revolving credit facility.

Resolution of Litigation
In August 2016, the Chief Judge of the United States District Court for the Eastern District of Wisconsin (Green Bay Division) dismissed all claims brought against Orion by the Company’s former CEO, Neal R. Verfuerth (plaintiff), who was terminated for cause in November 2012. In September 2016, the plaintiff filed an appeal to the United States Court of Appeals challenging the judgment, and in January 2018 a panel of the 7th Circuit Court of Appeals unanimously upheld the dismissal of the lawsuit against Orion.

Conference Call Details:

Date / Time:	Today, Wednesday, Feb. 7, 2018 at 10:00 a.m. ET (9:00 a.m. CT)

Call Dial-In:	(877) 754-5294 or (678) 894-3013 for international

Live Webcast/Replay:	http://investor.oriones.com/events-and-presentations

Audio Replay:	(855) 859-2056, conference ID: 9468387 (available shortly after the call through 2/14/2018)

About Orion Energy Systems
Orion is a provider of enterprise-grade LED lighting and energy project solutions. Orion manufactures and markets connected lighting systems encompassing LED solid-state lighting and smart controls. Orion systems incorporate patented design elements that deliver significant energy, efficiency, optical and thermal performance that drive financial, environmental, and work-space benefits for a wide variety of customers, including nearly 40% of the Fortune 500.

Non-GAAP Measures
In addition to the GAAP results included in this presentation, Orion has also included the non-GAAP measure, EBITDA (earnings before interest, taxes, depreciation and amortization) as a measure of its quarterly performance. The Company has provided this non-GAAP measure to help investors better understand its core operating performance, enhance comparisons of core operating performance from period to period and allow better comparisons of operating performance to its competitors. Among other things, management uses EBITDA to evaluate performance of the business and believes this measurement enables it to make better period-to-period evaluations of the financial performance of core business operations. The non-GAAP measurement is intended only as a supplement to the comparable GAAP measurements and the Company compensates for the limitations inherent in the use of non-GAAP measurements by using GAAP measures in conjunction with the non-GAAP measurement. As a result, investors should consider this non-GAAP measurement in addition to, and not in substitution for or as superior to, measurements of financial performance prepared in accordance with generally accepted accounting principles.

Safe Harbor Statement
Certain matters discussed in this press release, including under the headings “Q3 Highlights,” “Updated Financial Outlook,” “CEO Commentary,” and “Resolution of Litigation” are "forward-looking statements" intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements may generally be identified as such because the context of such statements will include words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "should," "will," "would" or words of similar import. Similarly, statements that describe our future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties that could cause results to differ materially from those expected, including, but not limited to, the following: (i) our ability to achieve our expected revenue growth, gross margin, and EBITDA objectives in fiscal 2018 and beyond; (ii) our ability to achieve profitability and positive cash flows; (iii) our levels of cash and our limited borrowing capacity under our revolving line of credit; (iv) the availability of additional debt financing and/or equity capital; (v) our increasing emphasis on selling more of our products through third party distributors and sales agents, including our ability to attract and retain effective third party distributors and sales agents to execute our sales model; (vi) our ability to develop and participate in new product and technology offerings or applications in a cost effective and timely manner; (vii) our ability to manage the ongoing decreases in the average selling prices of our products as a result of competitive pressures in the evolving LED market; (viii) our ability to manage our inventory and avoid inventory obsolescence in a rapidly evolving LED market; (ix) our lack of major sources of recurring revenue and the potential consequences of the loss of one or more key customers or suppliers, including key contacts at such customers; (x) our ability to adapt to increasing convergence in the LED market; (xi) our ability to differentiate our products in a highly competitive market; (xii) the deterioration of market conditions, including our dependence on customers' capital budgets for sales of products and services; (xiii) our ability to complete and execute our strategy in a highly competitive market and our ability to respond successfully to market competition; (xiv) our increasing reliance on third parties for the manufacture and development of products and product components; (xv) our ability to successfully implement our strategy of focusing mainly on lighting solutions using LED technologies; (xvi) the market acceptance of our products and services; (xvii) our ability to realize expected cost savings on the timetable and amounts expected from our cost reduction initiatives; (xviii) adverse developments with respect to litigation and other legal matters pursuant to which we are subject, (xix) our failure to comply with the covenants in our revolving credit agreement; (xx) our fluctuating quarterly results of operations as we focus on new LED technologies and continue to focus investing in our third party distribution sales channel; (xxi) our ability to recruit, hire and retain talented individuals in all disciplines of our company; (xxii) price fluctuations, shortages or interruptions of component supplies and raw materials used to manufacture our products; (xxiii) our ability to defend our patent portfolio; (xxiv) a reduction in the price of electricity; (xxv) the cost to comply with, and the effects of, any current and future government regulations, laws and policies; (xxvi) potential warranty claims in excess of our reserve estimates; (xxvii) our inability to timely and effectively remediate any material weaknesses in our internal control of financial reporting and/or our failure to maintain an effective system of internal control over financial reporting and (xxviii) the other risks described in our filings with the SEC. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are made only as of the date of this press release and we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. More detailed information about factors that may affect our performance may be found in our filings with the Securities and Exchange Commission, which are available at http://www.sec.gov or at http://investor.oriones.com/ in the Investor Relations section of our Website.

Investor Relations Contacts:

Bill Hull, CFO	William Jones; Tanya Kamatu
Orion Energy Systems, Inc.	Catalyst IR
(312) 660-3575	(212) 924-9800 or oesx@catalyst-ir.com

ORION ENERGY SYSTEMS, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share amounts)

	December 31, 2017	March 31, 2017
Assets
Cash and cash equivalents	$10,563	$17,307
Accounts receivable, net	8,663	9,171
Inventories, net	8,771	13,593
Deferred contract costs	1,115	935
Prepaid expenses and other current assets	1,543	2,877
Total current assets	30,655	43,883
Property and equipment, net	13,213	13,786
Other intangible assets, net	3,054	4,207
Other long-term assets	121	175
Total assets	$47,043	$62,051
Liabilities and Shareholders’ Equity
Accounts payable	$11,685	$11,635
Accrued expenses and other	5,155	5,988
Deferred revenue, current	277	621
Current maturities of long-term debt	85	152
Total current liabilities	17,202	18,396
Revolving credit facility	3,622	6,629
Long-term debt, less current maturities	125	190
Deferred revenue, long-term	946	944
Other long-term liabilities	509	442
Total liabilities	22,404	26,601
Commitments and contingencies
Shareholders’ equity:
Preferred stock, $0.01 par value: Shares authorized: 30,000,000 at December 31, 2017 and March 31, 2017; no shares issued and outstanding at December 31, 2017 and March 31, 2017	—	—
Common stock, no par value: Shares authorized: 200,000,000 at December 31, 2017 and March 31, 2017; shares issued: 38,347,325 at December 31, 2017 and 37,747,227 at March 31, 2017; shares outstanding: 28,916,170 at December 31, 2017 and 28,317,490 at March 31, 2017	—	—
Additional paid-in capital	154,758	153,901
Treasury stock, common shares: 9,431,155 at December 31, 2017 and 9,429,737 at March 31, 2017	(36,085)	(36,081)
Shareholder notes receivable	—	(4)
Retained deficit	(94,034)	(82,366)
Total shareholders’ equity	24,639	35,450
Total liabilities and shareholders’ equity	$47,043	$62,051

ORION ENERGY SYSTEMS, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share amounts)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2017	2016	2017	2016
Product revenue	$15,993	$19,259	$41,883	$52,286
Service revenue	1,270	1,358	3,360	2,635
Total revenue	17,263	20,617	45,243	54,921
Cost of product revenue	11,181	13,577	30,587	36,748
Cost of service revenue	966	885	3,209	1,748
Total cost of revenue	12,147	14,462	33,796	38,496
Gross profit	5,116	6,155	11,447	16,425
Operating expenses:
General and administrative	2,878	3,541	11,370	11,040
Impairment of intangible assets	—	—	710	—
Sales and marketing	2,981	3,147	9,241	9,167
Research and development	616	495	1,519	1,493
Total operating expenses	6,475	7,183	22,840	21,700
Loss from operations	(1,359)	(1,028)	(11,393)	(5,275)
Other income (expense):
Other income	—	—	—	190
Interest expense	(102)	(65)	(308)	(203)
Interest income	5	7	12	31
Total other (expense) income	(97)	(58)	(296)	18
Loss before income tax	(1,456)	(1,086)	(11,689)	(5,257)
Income tax benefit	(23)	—	(23)	(261)
Net loss	$(1,433)	$(1,086)	$(11,666)	$(4,996)

Basic net loss per share attributable to common shareholders	$(0.05)	$(0.04)	$(0.41)	$(0.18)
Weighted-average common shares outstanding	28,909,847	28,258,742	28,734,394	28,106,209
Diluted net loss per share	$(0.05)	$(0.04)	$(0.41)	$(0.18)
Weighted-average common shares and share equivalents outstanding	28,909,847	28,258,742	28,734,394	28,106,209

ORION ENERGY SYSTEMS, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Nine Months Ended December 31,
	2017	2016
Operating activities
Net loss	$(11,666)	$(4,996)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation	1,050	1,103
Amortization	486	721
Stock-based compensation	868	1,252
Impairment of intangible assets	710	—
Provision for inventory reserves	701	621
Provision for bad debts	21	118
Other	12	148
Changes in operating assets and liabilities:
Accounts receivable, current and long-term	492	(857)
Inventories	4,120	(169)
Deferred contract costs	(179)	(1,296)
Prepaid expenses and other assets	1,383	3,294
Accounts payable	30	602
Accrued expenses and other	(767)	(661)
Deferred revenue, current and long-term	(342)	385
Net cash used in operating activities	(3,081)	266
Investing activities
Purchases of property and equipment	(478)	(376)
Additions to patents and licenses	(43)	(252)
Proceeds from sales of property, plant and equipment	—	2,600
Net cash (used in) provided by investing activities	(521)	1,972
Financing activities
Payment of long-term debt and capital leases	(132)	(814)
Proceeds from revolving credit facility	51,926	63,705
Payment of revolving credit facility	(54,933)	(61,542)
Payments to settle employee tax withholdings on stock-based compensation	(9)	(17)
Net proceeds from employee equity exercises	6	6
Net cash (used in) provided by financing activities	(3,142)	1,338
Net (decrease) increase in cash and cash equivalents	(6,744)	3,576
Cash and cash equivalents at beginning of period	17,307	15,542
Cash and cash equivalents at end of period	$10,563	$19,118

ORION ENERGY SYSTEMS, INC. AND SUBSIDIARIES
UNAUDITED EBITDA RECONCILIATION
(in thousands)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2017	2016	2017	2016

Net Income	$(1,433)	$(1,086)	$(11,666)	$(4,996)

Interest	97	58	296	172
Taxes	(23)	—	(23)	(261)
Depreciation	349	348	1,050	1,103
Amortization	162	239	486	721
EBITDA	$(848)	$(441)	$(9,857)	$(3,261)